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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Identix Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
IDENTIX INCORPORATED
To Be Held On November 15, 2005
To The Stockholders:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Identix Incorporated (the “Company”) will be held on Tuesday, November 15, 2005, at 8:00 a.m. local time, at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439, for the purpose of considering and acting upon the following proposals:

1.	To elect six directors to serve for the ensuing year and until their successors are elected.

2.	To approve the Company’s Nonemployee Directors Stock Award Plan.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the fiscal year ending June 30, 2006.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
      Only stockholders of record at the close of business on Tuesday, October 4, 2005 are entitled to notice of and to vote at the meeting. A list of the stockholders of record will be available for inspection at the Company’s headquarters at 5600 Rowland Road, Minnetonka, Minnesota 55343 during ordinary business hours for the 10-day period prior to the Annual Meeting.
      All stockholders are cordially invited to attend the meeting in person. In order to assure your representation at the meeting, you are urged to vote using our Internet or telephone voting systems or by marking, signing, dating and returning the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

Sincerely,

Dr. Joseph J. Atick
President & Chief Executive Officer
Minnetonka, Minnesota
October 10, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
EMPLOYMENT AGREEMENTS
PROPOSAL 2 APPROVAL OF THE NONEMPLOYEE DIRECTORS STOCK AWARD PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS
IDENTIX INCORPORATED NONEMPLOYEE DIRECTORS STOCK AWARD PLAN

IDENTIX INCORPORATED
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Identix Incorporated (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, November 15, 2005 at 8:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota 55439. The Company’s principal executive offices are located at 5600 Rowland Road, Minnetonka, Minnesota 55343. The Company’s telephone number is: (952) 932-0888.
      The mailing date of these proxy solicitation materials is expected to be on or about October 10, 2005 to all stockholders entitled to vote at the Annual Meeting.
Record Date and Shares Outstanding
      Stockholders of record at the close of business on October 4, 2005 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 89,057,305 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding.
Revocability of Proxies
      Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.
Voting and Solicitation
      In order to constitute a quorum for the conduct of business, a majority of the outstanding shares of Common Stock entitled to vote must be represented at the Annual Meeting.
      All shares represented by each properly executed, un-revoked proxy received in time for the Annual Meeting will be voted in the manner specified in the proxy. If the manner of voting is not specified in an executed proxy received by the Company, the proxy will be voted for the election of the directors (each, a “Director”, and collectively, the “Directors”) listed in the proxy for election to the Board and for approval of the other proposals described in this proxy statement (this “Proxy Statement”).
      Directors are elected by a plurality vote of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or non-votes by any person or institution that is a record holder of shares as to the election of Directors will not affect the election of the candidates receiving the plurality of votes.
      All other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each matter. Abstentions with respect to any such matter are treated as shares present or represented and entitled to vote on that matter and have the same effect as negative votes. If shares are not voted by the person or institution that is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is effective or has been withheld with respect to any matter, these non-voted shares are deemed not to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.
      The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s Directors, officers and regular employees without additional compensation, personally or by telephone or fax.
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Stockholder proposals that are intended to be presented at the 2006 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) must be received by the Company not later than June 13, 2006 in order to be included. Such stockholder proposals should be addressed to Identix Incorporated, 5600 Rowland Road, Minnetonka, Minnesota 55343, Attention: Corporate Secretary.
PROPOSAL 1
ELECTION OF DIRECTORS
General
      A Board of six Directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees identified below. If any nominee shall become unavailable, the proxy holders will vote the proxies at their discretion for a substitute or additional nominee. It is expected that all nominees will be able and willing to serve as Directors. The term of office of each person elected as a Director will continue until the next Annual Meeting of stockholders or until his successor has been elected and qualified.
Vote Required
      The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected as Directors of the Company. Votes withheld from any Director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.
Board Nominees for the 2005 Annual Meeting
      The names of the Company’s nominees for Director and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since

Milton E. Cooper	67	Chairman of the Board (Retired) President, Federal Sector, Computer Sciences Corporation	2001
Dr. Joseph J. Atick	41	President & Chief Executive Officer	2002
Malcolm J. Gudis	63	(Retired) Senior Vice President, Electronic Data Systems Corporation	2001
Dr. John E. Haugo	70	Chairman and (Retired) Chief Executive Officer, SearchAmerica, Inc.	2002
George Latimer	70	Distinguished Visiting Professor of Urban Studies, Macalester College	2002
John E. Lawler	56	President, East/West Financial Services, Inc.	2002
      Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any Director or executive officer of the Company and any other Director or executive officer of the Company.

      Milton E. Cooper has been Chairman of the Board since February 2004 and a Director of the Company since 2001. Mr. Cooper is a past Chairperson for the Secretary of the Army’s National Science Center Advisory Board. From 1992 until his retirement in June 2001, Mr. Cooper served as President, Federal Sector for Computer Sciences Corporation (“CSC”), one of the largest systems integrators for federal government agencies and a leading supplier of custom software for aerospace and defense applications. Mr. Cooper joined Systems Group, the predecessor organization to CSC’s Federal Sector, in 1984, as Vice President, Program Development. Prior to joining CSC, Mr. Cooper served in various marketing and general management positions at IBM Corporation, Telex Corporation and Raytheon Company.
      Dr. Joseph J. Atick was named President and Chief Executive Officer of the Company and was appointed a Director effective upon the merger of the Company with Visionics Corporation (“Visionics”) in June 2002. Dr. Atick served as Chief Executive Officer and a director of Visionics from February 2001 to June 2001 and also served as President of Visionics from April 2001 to June 2002. Dr. Atick held the position of Chief Executive Officer of Visionics Technology Corporation from 1994 until its merger with Digital Biometrics, Inc. in February 2001, forming Visionics.
      Malcolm J. Gudis has been a Director of the Company since 2001. In 1993, he retired as a Senior Vice President of EDS, where he had worked for 22 years. For six of those years, he served as a member of EDS’ Board of Directors, and for eight of those years, he served on EDS’ seven-person Leadership Council. Mr. Gudis also had direct responsibility for all of EDS’ international, commercial business interests outside of North America, including operations in over 30 countries as well as worldwide responsibility for the market segments comprising the Communications, Transportation and Energy and Petrochemical industries. In 1998, Mr. Gudis was awarded the first International Alumni Award by The Max M. Fisher School of Business at Ohio State University. He currently serves on The Dean’s Advisory Council at The Fisher School of Business at Ohio State University, The Board of Trustees of The Episcopal School of Dallas where he serves as Chancellor, The Carnegie Council on Ethics & International Affairs and numerous charitable and business organizations.
      Dr. John E. Haugo was appointed a Director of the Company effective with the Company’s merger with Visionics in June 2002. Dr. Haugo served as a director of Visionics from February 2001 to June 2002. He is currently Chairman of SearchAmerica, Inc. He was Chairman and Chief Executive of MedServe Link, Inc. from January 1998 to August 2000, at which time the company was acquired by Pointshare Incorporated. Dr. Haugo was Vice President and General Manager of the Serving Software Group Business Unit of HBO and Company from September 1994 to March 1997. From April 1986 to September 1994, prior to its acquisition by HBO, Dr. Haugo was founder, President, Chairman and Chief Executive Officer of Serving Software, Inc., a public company that was the leading provider of health care scheduling and resource management systems. From January 1976 to January 1981, he served as Chief Executive Officer of the Minnesota Educational Computing Corporation. He is a recipient of the Distinguished Alumni Award from Minnesota State University-Moorhead and was Minnesota Software Entrepreneur of the Year in 1994. Dr. Haugo is currently Chairperson of the Board of Advisors for the Department of Education and Human Development at the University of Minnesota and serves on the Leadership Council of the Evangelical Lutheran Church of America Foundation.
      George Latimer was appointed a Director effective with the merger of the Company with Visionics in June 2002. Mr. Latimer served as a director of Visionics from February 2001 to June 2002. Mr. Latimer has served as a Distinguished Visiting Professor of Urban Studies for Macalester College since January 1996. Additionally, from January 1996 to January 1998, Mr. Latimer was CEO of the National Equity Fund, which manages approximately $2.5 billion, 27,000 housing units in 35 cities, and provides affordable housing for working people through use of the Low Income Tax Credit. Mr. Latimer served as special advisor to HUD Secretary Henry Cisneros from January 1993 to November 1995. From 1990 to 1993, Mr. Latimer was Dean of Hamline University Law School. As a labor attorney, Mr. Latimer practiced law in Saint Paul, Minnesota from 1963 until his election as Mayor of Saint Paul in 1976. He served as Mayor for 14 years, during which period he also served terms as President of the National League of Cities and as President of the League of Minnesota Cities. Mr. Latimer has served on the Kennedy School of Government Executive Session on Policy at Harvard University and as Regent of the University of Minnesota.

      John E. Lawler was appointed a Director effective with the merger of the Company with Visionics in June 2002. Mr. Lawler served as a director of Visionics from December 1999 to June 2002. Mr. Lawler has been President of East/ West Financial Services, Inc., a diversified financial management and business consulting firm, since November 1987. He is also a co-founder and current Chief Executive Officer of Sterling Wealth Management, Inc., a registered investment advisor, and has served on its Board of Directors since October 1999, currently serving as Chairman. From March 1982 to March 1988, Mr. Lawler served in various executive positions in Washington D.C. public relations firms, including Gray and Company, an advertising, public relations and lobbying firm, for which he served as Chief Financial Officer. From January 1975 to March 1982, Mr. Lawler served as Chief of the Office of Finance of the U.S. House of Representatives in Washington, D.C.
Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (“SEC”). Such officers, Directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company or representations from certain reporting persons, the Company believes that, during the fiscal year ending June 30, 2005, all Section 16(a) filing requirements applicable to its officers, Directors and 10% stockholders were met in a timely manner.
Board Meetings and Committees
      The Board held a total of 10 meetings during fiscal 2005.
      The Board currently has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.
      The Compensation Committee reviews and makes recommendations to the Board respecting the Company’s executive officer compensation policy, as well as Director compensation, and administers the Company’s employee stock option plans and the Company’s Nonemployee Directors Stock Option Plan (the “Directors Option Plan”). The Compensation Committee operates under a written charter adopted by the Board in January 2005. The Compensation Committee held seven meetings during fiscal 2005. Prior to May 31, 2005, the Compensation Committee was comprised of Mr. Cooper and Dr. Haugo as well as Mr. Patrick H. Morton (former Chairman), a former Board member who retired from the Board effective May 31, 2005. After May 31, 2005, the Compensation Committee was comprised of Dr. Haugo (Chairman) and Mr. Cooper. The composition of the Compensation Committee satisfies the independence requirements under the current Nasdaq rules, and each individual member of the Compensation Committee is considered independent under such rules.
      The Audit Committee carries out the mandates of the Audit Committee Charter, which was initially adopted by the Board in July 2001, and was amended by the Board in July 2003 and August 2004. The Audit Committee held 10 meetings during fiscal 2005. The Audit Committee is comprised of Mr. Lawler (Chairman), Mr. Gudis and Mr. Latimer. The members of the Audit Committee are independent under the current Nasdaq rules. In August 2005, the Board unanimously determined that Mr. Lawler is an “audit committee financial expert”, as defined by the rules of the SEC, and the Board unanimously designated him as such.
      A Nominating Committee was established by the Board of Directors in June 2002 to make recommendations regarding the composition of the Board and the nomination of individuals for election to the Board by the stockholders of the Company. The Nominating Committee operates in accordance with the procedures described below. Prior to May 31, 2005, the members of the Nominating Committee were Mr. Cooper (Chairman), Mr. Gudis, Dr. Haugo, and Messrs. Latimer, Lawler and Morton. After May 31, 2005, the members of the Nominating Committee were Mr. Cooper (Chairman), Mr. Gudis, Dr. Haugo, and Messrs. Latimer and Lawler. The composition of the Nominating Committee satisfies the independence requirements under the current Nasdaq rules, and each individual member of the Nominating Committee is considered independent under such rules. The Nominating Committee held one meeting during fiscal 2005.
      In August 2005, the Nominating Committee unanimously recommended that the Board approve for nomination for election to the Board the six individuals identified in Proposal 1 above. When making recommendations regarding the nomination for election of Directors, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board and seeks to insure that no less than a majority of the Directors are independent under the rules of Nasdaq. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.
      The Nominating Committee will consider all timely submitted written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the Chief Legal Officer & Secretary of the Company no later than June 13, 2006 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualification of the nominee.
      Each of the Company’s six nominees for Director are current Directors standing for re-election. With respect to the Nominating Committee’s evaluation process for any new candidate properly recommended for nomination by stockholders, or any other new candidate otherwise identified for possible nomination for the first time, the Nominating Committee would typically review the candidate’s biographical information and professional qualifications and check the candidate’s references. Thereafter, qualified candidates would typically be interviewed by at least one member of the Nominating Committee, and based on all available information, the members of the Nominating Committee would together determine whether the candidate is further qualified to serve as a Director and whether the Nominating Committee should recommend to the Board that the Board nominate the candidate for election by stockholders or appoint the candidate to fill a Board vacancy, as the case may be.
Compensation of Directors
      During fiscal 2005, no incumbent Director attended fewer than 75% of the aggregate of all meetings of the Board and committees, if any, upon which such Director served.
      For service as Chairman of the Board, Mr. Cooper receives an annual cash compensation fee of $75,000. All other nonemployee Directors receive a $30,000 annual cash compensation fee for service on the Board. Each nonemployee Director receives a fee of $2,000 per Board meeting attended. Each nonemployee Director serving on a committee of the Board receives a fee of $1,000 per committee meeting attended. Prior to August 2005, Mr. Lawler, who serves as Chairman of the Audit Committee, received a fee of $1,000 per quarter for serving in that capacity. In August 2005, the Board unanimously approved of an increase in the quarterly fee payable to the Chairman of the Audit Committee from $1,000 to $2,500 per quarter. Dr. Haugo, who serves as Chairman of the Compensation Committee, receives a fee of $1,000 per quarter for serving in that capacity. Mr. Cooper, who serves as Chairman of the Nominating Committee, receives a fee of $1,000 per quarter for serving in that capacity.
      Under the Directors Option Plan, each nonemployee Director of the Company, upon such Director’s first election to the Board, is entitled to receive an automatic non-discretionary grant of (1) a nonqualified stock option (“NQQ”) to purchase 30,000 shares of Common Stock if less than six months have elapsed since the last annual meeting of stockholders or (2) an NQO to purchase 15,000 shares of Common Stock if more than six months have elapsed since the last annual meeting of stockholders (in either case, “Initial Grant”). In addition, on the date of the first meeting of the Board following each annual meeting of the stockholders of the Company, each eligible Director is entitled to receive an automatic non-discretionary grant of an NQO to purchase 30,000 shares of Common Stock (“Annual Grant”). Under the terms of the Directors Option Plan, a nonemployee Director is any Director who is not an employee of the Company or any affiliate of the Company and has not been an employee of the Company or any affiliate of the Company at any time during the preceding 12 months.
      The exercise price of the NQOs granted under the Directors Option Plan is equal to the fair market value of such shares on the date of grant. The NQOs become exercisable with respect to one fourth of the number of shares covered by such NQO for each three-month period elapsing after the date of grant, so that such NQO becomes fully exercisable on the first anniversary of the date such NQO was granted.
      At the Annual Meeting, stockholders are being asked to approve the Nonemployee Directors Stock Award Plan (“Directors Stock Plan”). See Proposal 2, Approval of Nonemployee Directors Stock Award Plan below for a description of the Directors Stock Plan. If the Directors Stock Plan is approved by stockholders, nonemployee Directors will receive an automatic annual grant of restricted stock thereunder, the Company will immediately terminate the Directors Option Plan, and the Company will cease granting stock options under the Directors Option Plan.
      In addition to his Annual Grant under the Directors Option Plan, Mr. Cooper, for service as Chairman of the Board, receives an annual stock option grant to purchase 15,000 shares of Common Stock. The exercise price of these stock options is equal to the fair market value of the shares of Common Stock on the date of grant. These stock options become exercisable with respect to one fourth of the number of shares covered by the grant for each three-month period elapsing after the date of grant, so that all 15,000 stock options become fully exercisable on the first anniversary of the grant date.
Communications with Directors
      Stockholders who wish to communicate with our Directors may do so using the procedures described on our website at www.identix.com, or alternatively, by mailing a copy of such communications to:

Identix Incorporated Board of Directors c/o Chief Legal Officer & Secretary 5600 Rowland Road Minnetonka, Minnesota 55343
      The Company encourages its Directors to attend its annual meetings. All Directors nominated by the Company for re-election to the Board at the Company’s upcoming 2005 Annual Meeting attended the Company’s 2004 Annual Meeting.
Compensation Committee Interlocks and Insider Participation
      No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.
Code of Ethics
      The Board has adopted a Code of Ethics that applies to all Directors and Company officers and employees. The Code of Ethics contains standards that the Board believes are reasonably necessary to promote among other things: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in the periodic reports required to be filed by the Company and in other public communications; and compliance with applicable governmental laws, rules and regulations. A copy of the Code of Ethics is available on the Company’s website at www.identix.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of July 31, 2005 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Directors; (iii) each of the Company’s executive officers appearing in the Summary Compensation Table set forth in this Proxy Statement; and (iv) all Directors and executive officers as a group. Percentage of ownership is based on 88,991,485 shares of Common Stock outstanding as of July 31, 2005. Shares of Common Stock subject to outstanding options or warrants currently exercisable or exercisable within 60 days after July 31, 2005 are deemed outstanding for purposes of determining the total number of shares beneficially owned, as well as computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The Company believes that the beneficial owners of the securities listed below, based on information furnished by such owners, have sole investment and voting power with respect to the Common Stock shown as being beneficially owned by them.

			Number Subject
	Total		to Options
	Number of Shares		Exercisable	Percentage
Directors, Officers & 5% Stockholders	Beneficially Owned		Within 60 Days	Beneficially Owned

Kern Capital Management LLC	6,968,152	***		7.83%
114 West 47th Street, Suite 1926
New York, NY 10036
Dr. Joseph J. Atick**	2,684,709		916,540	3.02%
Milton E. Cooper**	153,750		153,750	*
Malcolm J. Gudis**	112,500		112,500	*
John E. Haugo**	192,062		117,654	*
George Latimer**	120,384		117,654	*
John E. Lawler**	135,654		117,654	*
Dr. Paul A. Griffin**	973,548		190,154	1.09%
Elissa J. Lindsoe**	185,000		185,000	*
James H. Moar**	290,000		290,000	*
Mark S. Molina**	491,049		485,000	*
All directors and officers as a group (10 persons)	5,338,656		2,685,906	6.00%

*	Less than one percent of the total shares issued and outstanding as of July 31, 2005.

**	All Directors and Officers listed reflect the Identix corporate office address: 5600 Rowland Road, Suite 205, Minnetonka, MN 55343-4315.

***	As of June 30, 2005.

EXECUTIVE COMPENSATION
      The table set forth below provides certain summary information concerning compensation paid to or accrued for: (i) the Company’s Chief Executive Officer during fiscal year 2005 and (ii) each of the four other most highly compensated executive officers of the Company who served as executive officers at June 30, 2005.
Summary Compensation Table

	Annual Compensation

	Fiscal Year				Long Term
	Ended				Compensation	Other
Name and Principal Position	June 30	Salary($)	Bonus($)		Options(#)(1)	Compensation($)

Dr. Joseph J. Atick	2005	$330,000	$57,000		140,000	$2,000	(2)
President, Chief Executive	2004	$300,000	$50,000		80,000	$2,000	(2)
Officer & Director	2003	$300,000	—		90,000	$5,000	(2)
James H. Moar(3)	2005	$293,000	$51,000		80,000	$9,000	(4)
Chief Operating Officer	2004	$285,000	$40,000		70,000	$10,000	(4)
	2003	$60,000	—		280,000	$1,000	(4)
Elissa J. Lindsoe(5)	2005	$178,000	$67,000		65,000	$7,000	(6)
Chief Financial Officer	2004	$5,000	—		120,000	—
	2003	—	—		—	—
Dr. Paul A. Griffin	2005	$218,000	$38,000		90,000	$5,000	(7)
Chief Technology Officer	2004	$213,000	$30,000		25,000	$5,000	(7)
	2003	$213,000	—		85,000	$6,000	(7)
Mark S. Molina	2005	$226,000	$39,000		20,000	$8,000	(9)
Chief Legal Officer & Secretary	2004	$220,000	$30,000		180,000	$8,000	(9)
	2003	$228,000	$10,000	(8)	30,000	$51,000	(9)

(1)	All figures in this column reflect the number of options granted during the fiscal year.

(2)	The fiscal 2005 figure included $2,000 in premium payments for Dr. Atick’s life insurance policy. The fiscal 2004 figure included $2,000 in premium payments for Dr. Atick’s life insurance policy. The fiscal 2003 figure includes $4,000 in matching contributions under the Company’s 401(k) plan and $1,000 in premium payments for Dr. Atick’s life insurance policy.

(3)	Mr. Moar joined the Company in April 2003. Thus, fiscal 2003 compensation is for a partial year.

(4)	The fiscal 2005 figure included $7,000 in matching contributions under the Company’s 401(k) plan and $2,000 in premium payments for Mr. Moar’s life insurance policy. The fiscal 2004 figure included $8,000 in matching contributions under the Company’s 401(k) plan and $2,000 in premium payments for Mr. Moar’s life insurance policy. The fiscal 2003 figure includes $500 in matching contributions under the Company’s 401(k) Plan and $500 in premium payments for Mr. Moar’s life insurance policy.

(5)	Ms. Lindsoe joined the Company in June 2004. Thus, fiscal 2004 compensation is for a partial year.

(6)	The fiscal 2005 figure included $6,000 in matching contributions under the Company’s 401(k) plan and $1,000 in premium payments for Ms. Lindsoe’s life insurance policy.

(7)	The fiscal 2005 figure included $4,000 in matching contributions under the Company’s 401(k) plan and $1,000 in premium payments for Dr. Griffin’s life insurance policy. The fiscal 2004 figure included $3,000 in matching contributions under the Company’s 401(k) plan and $2,000 in premium payments for Dr. Griffin’s life insurance policy. The fiscal 2003 figure includes $5,000 in matching contributions under the Company’s 401(k) plan and $1,000 premium payments for Dr. Griffin’s life insurance policy.

(8)	These amounts reflect bonuses earned in fiscal 2002 and paid in fiscal 2003. No bonus was earned in fiscal 2003.

(9)	The fiscal 2005 figure included $7,000 in matching contributions under the Company’s 401(k) plan and $1,000 in premium payments for Mr. Molina’s life insurance policy. The fiscal 2004 figure included $6,000 in matching contributions under the Company’s 401(k) plan and $2,000 in premium payments for

Mr. Molina’s life insurance policy. The fiscal 2003 figure includes $43,000 for payments related to Mr. Molina’s relocation to Minneapolis, Minnesota, $2,000 in premium payments for Mr. Molina’s life insurance policy, and $6,000 in matching contribution under the Company’s 401(k) plan.

2005 Option Grant Table
      The following table sets forth stock options granted to the executive officers of the Company in the Summary Compensation Table during fiscal 2005 under the Company’s various new hire and employee stock option plans. Since inception, the Company has not granted any stock appreciation rights.
Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value
			% of Total			at Assumed Annual Rates
			Options Granted			of Stock Price Appreciation
			to Employees in	Exercise		for Option Term(2)
	Options		Fiscal Year	Price Per	Expiration
Name	Granted(1)		2005	Share	Date	5%	10%

Dr. Joseph J. Atick	17,301	(3)	1.18%	$5.78	1/26/2015	$62,889	$159,374
	122,699	(3)	8.36%	$5.78	1/26/2015	$446,012	$1,130,283
James H. Moar	17,301	(3)	1.18%	$5.78	1/26/2015	$62,889	$159,374
	62,699	(3)	4.27%	$5.78	1/26/2015	$227,912	$577,573
Elissa J. Lindsoe	17,301	(3)	1.18%	$5.78	1/26/2015	$62,889	$159,374
	47,699	(3)	3.25%	$5.78	1/26/2015	$173,386	$439,395
Dr. Paul A. Griffin	70,000	(3)	4.77%	$7.08	10/27/2014	$311,680	$789,859
	7,742	(3)	0.53%	$5.78	1/26/2015	$28,142	$71,318
	12,258	(3)	0.84%	$5.78	1/26/2015	$44,558	$112,919
Mark S. Molina	5,000	(3)	0.34%	$5.78	1/26/2015	$18,175	$46,059
	15,000	(3)	1.02%	$5.78	1/26/2015	$54,525	$138,177

(1)	Unless otherwise noted, options vest 25% annually from the date of grant, and the per share exercise price is the fair market value of the per share price of Common Stock on the date of the grant.

(2)	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on the requirements promulgated by the SEC and do not reflect the Company’s estimated future stock price appreciation.

(3)	The Board of Directors unanimously resolved on June 30, 2005, to accelerate the vesting of all employee stock options having an exercise price greater than $5.03.

2005 Option Exercises and Year-end Value Table
      The following table sets forth the number and value of all unexercised options at June 30, 2005. The value of “in-the-money” options refers to options having an exercise price that is less than the market price of the Common Stock on June 30, 2005. No stock options were exercised in fiscal 2005 by the Company’s then current executive officers identified in the Summary Compensation Table.

			Value of Unexercised
			In-the-Money Options
	Number of Unexercised		at June 30, 2005
	Options at Fiscal Year End		Fiscal Year End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Joseph J. Atick	916,540	45,000	$13,050	$13,050
James H. Moar	290,000	140,000	$116,200	$116,200
Elissa J. Lindsoe	185,000	—	—	—
Dr. Paul A. Griffin	177,654	42,500	$20,325	$20,325
Mark S. Molina	472,500	27,500	$14,850	$7,850

(1)	Value of unexercised in-the-money options at fiscal year end is based on the closing price per share of the Common Stock quoted on Nasdaq on June 30, 2005, less the exercise price.
      Other than stock options, the Company did not make any awards during the fiscal year ended June 30, 2005 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended for performance to occur over a period longer than one fiscal year.
Indemnification Agreements
      The Company has entered into indemnification agreements with all Directors and certain executive officers and employees. Such agreements require the Company to, among other things, indemnify applicable Directors, officers and employees, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they can be indemnified.
REPORT OF THE COMPENSATION COMMITTEE
      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) that might incorporate by reference this Proxy Statement in such previous or future filings with the SEC, in whole or in part, the following report of the Compensation Committee, report of the Audit Committee and the performance graph which follows shall not be deemed to be incorporated by reference into any such filing.
Compensation Committee Report on Executive Compensation
      The Compensation Committee is responsible for reviewing and making recommendations to the Board respecting the compensation of the Company’s executive officers and Directors as well as administering the Company’s employee stock option plans and the Directors Option Plan.
      The Compensation Committee annually evaluates the Company’s corporate performance, and its executive compensation and incentive programs compared with the industry and with a broader group of similar size companies. The compensation of the Chief Executive Officer for fiscal 2005 was based in part upon his employment agreement, described under “Employment Agreements” below. In structuring such compensation, the Board’s Compensation Committee also considered among other things the compensation paid by the Company’s direct competitors, a group of similar size companies and the corporate performance of the Company for the prior fiscal year.

      The Company’s compensation programs are designed to align the interests of the executive officers with the interests of the Company’s stockholders and to attract and retain highly talented and productive executives. Such programs are leveraged on the basis of performance in terms of both cash compensation and incentive plans, paying more with good performance and less when it is below standard. The principal components of executive compensation are base salary, bonuses tied to both the financial performance of the Company and the individual performance of the Company’s executives, and equity based compensation.
      Base salary is based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually evaluates the Company’s corporate performance, reviews the individual performance of each executive officer, and conducts surveys of companies in the industry and of a broader group of similar size companies in order to determine whether the Company’s executive base salaries are in a competitive range.
      Performance bonuses are linked directly to the financial performance of the Company and specific individual performance objectives. These bonuses in particular emphasize the Compensation Committee’s belief that, when the Company is successful, the executives should be highly compensated to reflect the Company’s success, but that, conversely, if the Company is not successful and does not meet its financial objectives, bonuses should only be paid on a case-by case basis, taking into account the individual performance and achievements of each particular executive and all relevant facts and circumstances related to such performance. Each of the Company’s executive officers earned bonuses in fiscal 2005 as set forth in the Summary Compensation Table.
      Historically, the principal equity component of executive compensation has been the Company’s stock option program. Stock options have generally been granted when an executive joins the Company and in most, but not all cases, on an annual basis thereafter. Options have occasionally been granted for promotions or other special performance or achievements. In the past, the initial option granted to the executive usually vested over four years. The purpose of any annual option grant has historically been to ensure that the executive always has options that vest in increments in the future. This provided a method of retention and motivation for the senior level executives of the Company and also aligned senior management’s objectives with the stockholders. The Compensation Committee is further evaluating the Company’s historical stock option program in light of changing pressures affecting compensation and as a result of increased focus on corporate governance matters generally, and in particular in response to the adoption of Financial Accounting Standards 123(R) which imposes significant changes on the way in which stock options are accounted for in the financial statements of the Company. During fiscal 2006, the Compensation Committee will continue to carefully consider executive compensation in relation to the Company’s performance, industry performance and other relevant information and standards.

COMPENSATION COMMITTEE

Dr. John E. Haugo, Chairman
Milton E. Cooper

REPORT OF THE AUDIT COMMITTEE
      The following is a report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2005, which include the Company’s consolidated balance sheets as of June 30, 2005 and 2004, and the related consolidated statements of operations, of stockholders’ equity and comprehensive loss and of cash flows for each of the three years in the periods ended June 30, 2005, 2004 and 2003 and the notes thereto.
General
      The Audit Committee of the Board is comprised solely of independent directors as defined under the listing standards of Nasdaq and operates under a written charter adopted by the Board. In general, the Audit Committee Charter sets forth: (i) the scope of the Audit Committee’s responsibilities and the means by which it carries out these responsibilities; (ii) the independent registered public accountants’ accountability to the Board and the Audit Committee; and (iii) the Audit Committee’s responsibility to ensure the independence of the independent registered public accountants. The Audit Committee, on behalf of the Board, provides general oversight of the Company’s financial accounting and reporting process, including the system of internal control. The Audit Committee also oversees and evaluates the performance of the Company’s independent registered public accountants and provides an open avenue of communication among the independent registered public accountants, financial and senior management and the Board.
      The Company’s management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process including the system of internal controls. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America.
Review with Management
      The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management, including a discussion of the quality of the Company’s accounting principles. In addition, the Audit Committee has met with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, on a quarterly basis to review the Company’s quarterly financial statements prior to their release.
Review and Discussions with Independent Registered Public Accountants
      The Audit Committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), as amended, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.
      The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which related to the independent registered public accountant’s independence from the Company and the Company’s related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company. The Audit Committee has also considered whether the provision of those services set forth in the table below is compatible with PricewaterhouseCoopers LLP maintaining its independence from the Company, and concluded that the non-audit services performed by the independent registered public accountants are compatible with maintaining their independence. In addition, the Audit Committee has met with the independent registered public accountants, both with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting. The Audit Committee has instructed the Company’s independent registered public accountants that the Audit Committee expects to be immediately advised if there are any subjects that require special attention.

Conclusion
      Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.

AUDIT COMMITTEE

John E. Lawler, Chairman
Malcolm J. Gudis
George Latimer
AUDIT FEES
      The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during fiscal 2005 and 2004.

	2005	2004

Audit Fees(1)	$497,000	$235,000
Audit-Related Fees(2)	28,000	77,000
Tax Fees(3)	29,000	35,000
All Other Fees(4)	4,000	0
Total:	$558,000	$347,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, and services related to business acquisitions and divestitures.

(3)	For fiscal 2005 and 2004, respectively, tax fees principally included tax compliance and tax advice fees.

(4)	These fees represent fees paid to license accounting research software and certain consultations unrelated to audit work.
      The Board has delegated to the Audit Committee the authority to pre-approve audit-related and non-audit services that are not prohibited by law to be performed by the Company’s independent registered public accountants, as well as associated fees. Per its charter, the Audit Committee may delegate to a designated member or members of the Audit Committee similar authority to approve of such services and fees, so long as any such approvals are disclosed to the full Audit Committee at its next scheduled meeting.

Stock Performance Graph
      The following graph compares the cumulative total stockholder return on the Common Stock from July 1, 2000 to June 30, 2005 with the cumulative total return on the Russell 2000 Index and a Peer Group (Viisage Technology, Inc. and SAFLINK Corporation).
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG IDENTIX INCORPORATED, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 invested on 6/30/00 in stock or index-including reinvestment of dividends.
Fiscal year ending June 30.

	Cumulative Total Return

	6/00	6/01	6/02	6/03	6/04	6/05

IDENTIX INCORPORATED	100.00	39.84	46.53	40.41	47.62	32.06
RUSSELL 2000	100.00	100.66	91.93	90.42	120.59	131.98
PEER GROUP	100.00	34.71	67.54	95.22	84.48	46.49

EMPLOYMENT AGREEMENTS
      Dr. Joseph J. Atick, President & Chief Executive Officer of the Company, entered into a four-year employment agreement with the Company in June 2002. The agreement provides for: (i) the payment of an annual base salary; (ii) an annual bonus of up to 50% of base salary; (iii) a stock option to purchase 450,000 shares of Common Stock; (iv) a $4,000 per month housing allowance; (v) a $1,000 per month automobile allowance; (vi) a severance payment equal the greater of (a) two times his then current base salary and most recent bonus or (b) up to $2,000,000 plus accrued but unpaid base salary and bonus upon constructive termination or termination without cause; (vii) accelerated option vesting and continuation of benefits upon constructive termination or termination without cause; and (viii) possible gross-up payments for taxes payable by Dr. Atick following a change in control of the Company. While his contract provides for identified housing and automobile allowances, to date Dr. Atick has voluntarily declined to accept these allowances.
      Mr. James H. Moar, Chief Operating Officer of the Company, entered into a three-year employment agreement with the Company in April 2003. The agreement provides for: (i) the payment of an annual base salary; (ii) an annual performance-based bonus of up to 50% of base salary; (iii) a stock option to purchase 280,000 shares of Common Stock; (iv) an additional stock option to purchase at least 60,000 shares of Common Stock on each anniversary of the agreement; (v) a severance payment equal to the then current base salary over a period of 18 months and a pro-rata portion of the bonus earned upon constructive termination or termination without cause; (vi) accelerated option vesting, extended exercisability and continuation of benefits for one year upon constructive termination or termination without cause; (vii) extension of the term of the agreement for one year after the date of change of control, if a change of control event occurs during the third year of the term of the agreement, and (viii) possible gross-up payments for taxes payable by Mr. Moar following a change in control of the Company.
      Ms. Elissa J. Lindsoe, Chief Financial Officer of the Company, entered into a three-year employment agreement with the Company in June 2004. The agreement provides for: (i) the payment of an annual base salary; (ii) an annual performance-based bonus of up to 50% of base salary, with 75% of Ms. Lindsoe’s first year annual bonus potential amount guaranteed, (iii) a stock option to purchase 120,000 shares of Common Stock; (iv) severance payments equal to the then current base salary over a period of 12 months plus an amount equal to either the annual bonus potential amount, if a qualifying severance occurs prior to June 30, 2005, or the annual bonus potential amount less all bonus payments previously paid to Ms. Lindsoe for the fiscal year in which a qualifying severance occurs, if such severance occurs on or after July 1, 2005; (v) accelerated option vesting, extended exercisability and continuation of benefits for one year upon constructive termination or termination without cause; (vii) extension of the term of the agreement for one year after the date of change of control, if a change of control event occurs during the third year of the term of the agreement, and (viii) possible gross-up payments for taxes payable by Ms. Lindsoe following a change in control of the Company.
      Mr. Mark S. Molina, Chief Legal Officer & Secretary of the Company, entered into an Employment Agreement with the Company in August 2001. The agreement, as amended in April 2002 and May 2004, expires in August 2007 and provides for: (i) the payment of an annual base salary; (ii) an annual bonus potential; (iii) severance payments equal to 18 months base salary and all accrued bonuses upon constructive termination or termination without cause; (iv) continuation of benefits for one year following constructive termination or termination without cause; (v) accelerated vesting and extended exercisability of stock options upon constructive termination or termination without cause; (vi) possible gross-up payments for taxes payable by Mr. Molina following a change in control of the Company, and (vii) certain relocation benefits in favor of Mr. Molina and his family.

PROPOSAL 2
APPROVAL OF THE NONEMPLOYEE DIRECTORS STOCK AWARD PLAN
      At the Annual Meeting, you are being asked to approve the Nonemployee Directors Stock Award Plan (the “Director Stock Plan”).
General Plan Background
      The Director Stock Plan was adopted by the Board in August 2005 subject to approval by the Company’s stockholders. The Director Stock Plan provides for the automatic grant of Common Stock subject to vesting and forfeiture restrictions (“Restricted Stock”) to nonemployee Directors.
      The Board adopted the Director Stock Plan to replace the Directors Option Plan. The transition to the Director Stock Plan is intended to respond to changing pressures affecting compensation and as a result of increased focus on corporate governance matters generally and in particular because of the effectiveness of Financial Accounting Standards 123(R) imposing significant changes on the way in which stock options are accounted for in the financial statements of the Company.
      Specifically, our Board has determined that the Company would be better positioned to attract and retain qualified directors if the Company had the ability to grant awards under the Director Stock Plan in the form of Restricted Stock (“Awards”) pursuant to which the recipient is not required to make any payment to the Company upon issuance of the shares underlying the Award. Under the Director Stock Plan, the Restricted Stock will be subject to time-based vesting forfeiture conditions.
      While the Company is not required to adopt and structure these Awards under a separate plan and may grant the Awards to nonemployee Directors under the Company’s existing 2002 Equity Incentive Plan, the Company is seeking approval of the Director Stock Plan by our stockholders at the Annual Meeting in order to provide the Company’s stockholders an opportunity to be involved in Director compensation decisions.
      The Director Stock Plan will not become effective unless it is approved by our stockholders. If the proposed Director Stock Plan is not approved by our stockholders, the Directors Option Plan will continue to be in effect pursuant to its current terms.
      The Director Stock Plan provides that 330,000 shares of our Common Stock will be reserved and available for issuance as Restricted Stock under the Director Stock Plan. As of the record date, 337,500 shares of our Common Stock are reserved and available for issuance as NQQ grants under the Directors Option Plan. If the Director Stock Plan is approved by our stockholders, the Company will immediately terminate the Directors Option Plan and the 337,500 shares of our Common Stock currently reserved and available for issuance under the Directors Option Plan will no longer be reserved for issuance under the Directors Option Plan and will no longer be available for grant under that plan.
      Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.
Summary of the Director Stock Plan
      A copy of the Director Stock Plan is attached to this proxy statement as Appendix A. The following description of the Director Stock Plan is a summary description only and is qualified by reference to the complete text of the Director Stock Plan.
General
      Purpose. The purpose of the Director Stock Plan is to offer nonemployee Directors of the Company an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring shares of the Company’s Common Stock. The Director Stock Plan provides for the automatic grant of Awards of Restricted Stock.
      Share Reserve. The Director Stock Plan provides that 330,000 shares of our Common Stock will be reserved and available for issuance as Restricted Stock under the Director Stock Plan. As of the record date, October 4, 2005, 330,000 shares represented less than half of one percent of the Company’s outstanding Common Stock.
      If shares of Common Stock issued as Restricted Stock pursuant to the Director Stock Plan are reacquired by, or forfeited to, the Company, the Common Stock will not again be available for issuance as Restricted Stock under the Director Stock Plan. To the extent shares of Restricted Stock to be issued pursuant to the Director Stock Plan are retained by the Company to satisfy withholding tax obligations, the number of shares withheld to satisfy the withholding tax obligations will not be available for later grant under the Director Stock Plan.
      Administration. The Director Stock Plan will be administered by the Board or upon delegation by the Board, the Compensation Committee of the Board (the “Administrator”).
      Eligibility. Awards will be issued under the Director Stock Plan to nonemployee Directors of the Company. All Award grants under the Director Stock Plan are automatic and nondiscretionary. As of October 4, 2005, the Company had five nonemployee Directors who would be eligible to participate in the Director Stock Plan.
      New Plan Benefits. Because benefits under the Director Stock Plan will depend on the fair market value of Common Stock at various future dates, it is not possible to determine the benefits that will be received by Directors under Awards if the Director Stock Plan is approved by the stockholders. As of October 4, 2005, the closing sales price of our Common Stock was $4.70 per share.
Awards
      Automatic Grant of Initial Awards. Under the Director Stock Plan, each person who becomes a nonemployee Director of the Company after approval of the plan is automatically granted (i) 10,000 shares of Restricted Stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the effective date of such person’s appointment or election as a nonemployee Director if less than six months have elapsed since the Company’s last annual meeting of stockholders or (ii) 5,000 shares of Restricted Stock (as adjusted for stock splits, stock dividends, reclassifications and like transactions) on the effective date of such person’s appointment or election as a nonemployee Director if at least six months have elapsed since the Company’s last annual meeting of stockholders, provided that the person is not, and has not been in the preceding 12 months, an officer or employee of the Company (an “Initial Award”).
      Automatic Grant of Annual Awards. Under the Director Stock Plan, on the date of the first meeting of the Board immediately following each annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders) commencing with the Annual Meeting held in 2005 and ending the day prior to the annual meeting of stockholders held in 2015, the Company will automatically issue 10,000 shares of Restricted Stock to each nonemployee Director remaining on the Board following the stockholders meeting (an “Annual Award”).
      Purchase Price. The shares of Restricted Stock will be issued under the Director Stock Plan with no purchase price and will be issued in consideration of the Director’s service on our Board.
      Vesting and Forfeiture. Each Award will vest and become nonforfeitable as to 1/4th of the shares underlying the Award at the end of each three-month period which elapses after the date of issuance of the Award (assuming the nonemployee Director has not ceased to be a Director during the period) so that each Award will be fully vested and nonforfeitable on the first anniversary of its date of issuance. In the event a nonemployee Director ceases to be a Director of the Company for any reason, all of the shares of Restricted Stock held by the nonemployee Director which have not vested and which remain forfeitable as of the date of termination of service as a Director will be forfeited to the Company as of the termination date, without payment by the Company of any amount.
      Nontransferability of Restricted Stock. No shares of Restricted Stock issued under the Director Stock Plan will be transferable until the shares are vested and nonforfeitable.
Adjustments on Changes in Capitalization, Merger or Change in Control
      In the event of any stock dividend, stock split, reverse stock split, combination or reclassification of our Common Stock or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, appropriate adjustments will be made to (i) the number of shares of Common Stock subject to the Director Stock Plan, (ii) the number of shares of Common Stock that may be granted pursuant to Awards to any individual under the Director Stock Plan, and (iii) the number of shares of Common Stock under each outstanding Award. Any such adjustments will be made by the Administrator, and the decision of the Administrator will be final, binding and conclusive.
      In the event of a change in control as defined in the Director Stock Plan, all outstanding Awards will become fully vested and nonforfeitable as of immediately prior to the effective time of the change in control transaction.
Amendment and Termination of the Director Stock Plan
      The Board may amend, alter or discontinue the Director Stock Plan or any restrictions relating to unvested Awards or shares subject to Awards granted under the Director Stock Plan, but no amendment, alteration or discontinuance will be made which would impair the rights of a nonemployee Director under an outstanding Award without the nonemployee Director’s consent. In addition, the Company will obtain stockholder approval for any amendment to the Director Stock Plan to the extent necessary and desirable to comply with applicable laws and Nasdaq National Market listing requirements.

Equity Compensation Plan Information
      The following table gives information about shares of our Common Stock that maybe issued upon the exercise of options under all of our existing equity compensation plans as of June 30, 2005, including the 1992 plan, 1995 plan, the new employee plan (2000), the Directors Option Plan, the IDT holding plan, the 2002 plan, the VSNX-1990 plan, the VSNX 1998 plan, and the NJ SIP-plan. Our shareholders have approved all of the compensation plans listed below other than the new employee plan (2000).

			Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	be Issued upon Exercise	Exercise Price of	under the Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in the First Column)

Equity Compensation plans approved by shareholders
1995 Plan	2,355,252	$6.23	75,527
Non-Employee Director’s Plan	792,500	$6.74	317,500
2002 Plan	966,225	$6.09	4,807,274
VSNX-1990	74,469	$1.94	—
VSNX-1998	1,136,031	$7.12	424,715
NJ SIP -Plan	362,188	$0.80	57,319
Equity Compensation plans not approved by shareholders
New Employee Plan-2000	1,372,016	$6.26	1,021,617
      In April 2000, the Company adopted the New Employee Stock Incentive Plan (“New Employee Plan”), which has not been approved, and was not required to have been approved, by our stockholders. The New Employee Plan will expire in 2010. In February 2001, the Company amended the New Employee Plan so that a total of 2,500,000 shares of Common Stock are currently reserved for issuance under the New Employee Plan. Under the New Employee Plan, awards may be granted as a material inducement to any person accepting employment or consultancy with the Company, provided such person is not employed by the Company at the time of the award. The New Employee Plan provides for the discretionary award of options, restricted stock, stock purchase rights, performance shares or any combination of these awards to eligible person, provided, however, that only NQOs may be granted under the plan. Under the New Employee Plan, the term of any NQO granted may not exceed 15 years, and the exercise price of any such NQO must be at least 85% of the fair market value of the Common Stock at the date of grant. However, Identix’ stockholders must approve the issuance of any NQOs below the fair market value of the Common Stock at the date of grant. Options generally vest on a monthly basis over a period of four years.
Federal Income Tax Consequences of Awards under the Director Stock Plan
      THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE OF RESTRICTED STOCK UNDER THE DIRECTORS PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE OF RESTRICTED STOCK.
      The issuance of Restricted Stock has no federal income tax effect on the nonemployee Director at the time of issuance. Shares issued under an Award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent the shares of Restricted Stock will be forfeited in the event that the nonemployee Director ceases to provide services to the Company and are nontransferable. As a result of this substantial risk of forfeiture, the nonemployee Director will not recognize ordinary income at the time the Award shares are issued. Instead, the nonemployee Director will recognize ordinary income on the dates when the Restricted Stock is no longer subject to a substantial risk of forfeiture, or when the Restricted Stock becomes transferable, if earlier. The nonemployee Director’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.
      The nonemployee Director may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by a nonemployee Director will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the nonemployee Director recognizes ordinary income.
Accounting of Awards under the Director Stock Plan
      Awards made to nonemployee Directors will result in a direct charge to our reported earnings equal to the fair value of the shares subject to the Award as of the date of the Award, which is taken over the one year vesting period applicable to the Award. This summary of the accounting treatment of Awards made under the Director Stock Plan is subject to change to the extent applicable accounting rules change, which they could do at any time.
Recommendation of the Board:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS
      The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2006, and recommends that stockholders vote “FOR” ratification of such appointment. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if it feels that such a change would be in the Company’s and its stockholders’ best interests. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
OTHER MATTERS
      Management knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the Company that the persons named in the enclosed form of proxy vote the shares they represent as Management may recommend.
Dated: October 10, 2005

THE BOARD OF DIRECTORS

APPENDIX A
IDENTIX INCORPORATED
NONEMPLOYEE DIRECTORS STOCK AWARD PLAN
      1. Purpose.
      The purpose of this Plan is to offer Nonemployee Directors of Identix Incorporated an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring shares of the Company’s Common Stock. This Plan provides for the issuance of Awards of Restricted Stock.
      2. Definitions.
      As used herein, the following definitions shall apply:

(a) “Administrator” means the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.

(b) “Affiliate” means a parent or subsidiary corporation as defined in the applicable provisions (currently, Sections 424(e) and (f), respectively) of the Code.

(c) “Applicable Laws” means the requirements relating to the administration of restricted stock plans and to the grant or issuance of awards and shares under such plans, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards or shares of Common Stock are issued under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d) “Award” means an award of shares of Restricted Stock granted under this Plan, including an Initial Award or an Annual Award (in each case as set forth in Section 6 below).

(e) “Award Agreement” means the written agreement described in Section 6 evidencing the issuance of an Award to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Award.

(f) “Awardee” means a Nonemployee Director who is issued an Award under this Plan.

(g) “Board” means the Board of Directors of the Company, as constituted from time to time.

(h) “Change in Control” means the occurrence of any one of the following:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

(ii) the solicitation of proxies (within the meaning of Rule 14a 1(k) under the Exchange Act and any successor rule) with respect to the election of any director of the Company where such solicitation is for any candidate who is not a candidate proposed by a majority of the Board in office prior to the time of such election; or

(iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, or any merger or reorganization of the Company, whether or not another entity is the survivor, or other transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means Identix Incorporated, a Delaware corporation.

(l) “Disability” means permanent and total disability as determined by the Administrator in accordance with the standards set forth in Section 22(e)(3) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

(n) “Fair Market Value” means as of any given date (a) the closing price of the Common Stock on the Nasdaq National Market as reported in the Wall Street Journal; or (b) if the Common Stock is no longer quoted on the Nasdaq National Market, but is listed on another established stock exchange or quoted on any established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal.

(o) “Nonemployee Director” means any person who is a member of the Board but is not an employee of the Company or any Affiliate of the Company and has not been an employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a director does not in itself constitute employment for purposes of this definition.

(p) “Plan” means this Identix Incorporated Nonemployee Directors Stock Award Plan, as it may be amended from time to time.

(q) “Restricted Stock” means the shares of Common Stock issued under this Plan where such shares are issued to the Awardee immediately upon grant (whether or not such shares are subject to vesting or forfeiture restrictions).

(r) “Reverse Vesting” means that the shares of Common Stock subject to an Award are subject to a right of forfeiture with the right of forfeiture expiring in accordance with the vesting schedule in Section 6(c).

(s) “Section” unless the context clearly indicates otherwise, refers to a Section of this Plan.

(t) “Tax Date” means the date defined in Section 7(c).

(u) “Termination” means, for purposes of the Plan, with respect to an Awardee, that the Awardee has ceased to be, for any reason, a member of the Board of the Company.
      3. Administration.

(a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee complying with the Applicable Laws (in either case, the “Administrator”). The Administrator shall have no authority, discretion or power to select the Nonemployee Directors who will receive Awards hereunder or to set the number of shares of Common Stock subject to Awards granted hereunder, the timing of the issuance of such Awards or the period within which such Awards or the shares subject thereto shall vest and become nonforfeitable. In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is permissible under the Applicable Laws. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

(b) Administrator Determinations Binding. Subject to the limitations set forth in Section 3(a), the Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Award issuance and any Award Agreement and may otherwise supervise the administration of the Plan.

All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Awardees. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Restricted Stock issuance.

      4. Eligibility.
      Only Nonemployee Directors may receive Awards under this Plan.
      5. Shares Subject to Plan.

(a) Aggregate Number. Subject to Section 9, the total number of shares of Common Stock reserved and available for issuance as Restricted Stock under this Plan shall be 330,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired by the Company in private transactions or open market purchases, but all shares actually issued under the Plan regardless of source shall be counted against the 330,000 share limitation. If shares of Common Stock issued as Restricted Stock pursuant to this Plan are reacquired by, or forfeited to, the Company, such Common Stock shall not again be available for issuance as Restricted Stock under this Plan. To the extent the number of shares of Restricted Stock issued pursuant to this Plan is reduced to satisfy withholding tax obligations, the number of shares withheld to satisfy the withholding tax obligations shall not be available for later grant under the Plan.

(b) Rights as a Stockholder. An Awardee shall have all rights as a stockholder with respect to any shares of Common Stock issued to the Awardee as evidenced by the appropriate entry on the books of the Company or its duly authorized transfer agent and issuance of a stock certificate evidencing such shares. Subject to Section 8, adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is after the date the certificate is issued. However, dividends on shares underlying Restricted Stock Awards that are subject to any restrictions, including Reverse Vesting, shall be subject to the same restrictions, including those set forth in Section 6(c), as the shares of Restricted Stock on which the dividends were paid.
      6. Issuance of Awards. This Section 6 is intended to operate automatically without need for administration by the Administrator.

(a) Automatic Grant of Initial Awards. Subject to the terms and conditions of this Plan, if any person who is not, and has not been in the preceding twelve months, an officer or employee of the Company is elected or appointed as a member of the Board, then on the effective date of such appointment or election the Company shall automatically grant to such new Nonemployee Director: (i) 10,000 shares of Restricted Stock if less than six months have elapsed since the Company’s last annual meeting of the stockholders or (ii) 5,000 shares of Restricted Stock if at least six months have elapsed since the Company’s last annual meeting of stockholders. An issuance of shares of Restricted Stock under this Section 6(a) shall be referred to as an “Initial Award.”

(b) Automatic Grant of Annual Awards. Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of stockholders of the Company (even if held on the same day as the meeting of stockholders) commencing with the annual meeting of stockholders held in 2005 and ending the day prior to the annual meeting of stockholders held in 2015, the Company shall automatically grant to each such Nonemployee Director remaining on the Board following such stockholders meeting 10,000 shares of Restricted Stock. An issuance of shares of Restricted Stock under this Section 6(a) shall be referred to as an “Annual Award.”

(c) Vesting and Forfeiture Provisions.

(i) All Awards granted under this Section 6 will be subject to Reverse Vesting. Subject to the Awardee not having experienced a Termination during such period, one fourth of the total number of shares subject to any Award will vest and become nonforfeitable at the end of each three-month period which elapses after the date of issuance, so that assuming no Termination during such period, all shares of Restricted Stock under one Award will be fully vested and nonforfeitable on the first anniversary of the date of issuance of such Award.

(ii) Forfeiture.

(A) Reverse Vesting. In the event of the Termination of the Awardee, all of the shares of Restricted Stock held by the Awardee which have not vested and which remain forfeitable as of the date of Termination shall be forfeited to the Company as of such date, without payment by the Company of any amount with respect thereto.

(B) Procedure. Any forfeiture will be effected by the Company in such manner and to such degree as the Administrator, in its sole discretion, determines, and will in all events (including as to the provisions of this Section 6(c)) be subject to the Applicable Laws.

(C) Escrows and Pledges. To enforce any restrictions on shares of Restricted Stock including restrictions related to Reverse Vesting, the Administrator may require the Awardee to deposit the certificates representing shares of Restricted Stock, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

(d) Limitation on Other Issuances. The Administrator shall have no discretion to issue Awards under this Plan other than as set forth in this Section 6.

(e) Award Agreement. As soon as practicable after the issuance of an Award, the Awardee and the Company shall enter into a written Award Agreement which specifies the date of issuance, the number of shares of Common Stock subject to the Award, and the other terms and conditions applicable to the Award.

(f) Transferability. No shares of Restricted Stock issued hereunder shall be transferable until the shares of Restricted Stock are vested and nonforfeitable.
      7. Payment and Taxes upon Issuance of Restricted Stock.

(a) Purchase Price. The shares of Restricted Stock will be issued under this Plan with no purchase price.

(b) Tax Withholding. In the event there are any federal, state, local or foreign withholding tax obligations arising with respect to an Award, the Awardee shall pay to the Company in cash, or such other method of consideration as permitted by the Administrator and as permitted by Applicable Laws, promptly upon issuance of an Award or, if later, the date that the amount of such obligations becomes determinable (in either case, the “Tax Date”), all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon issuance or vesting of the Award or from a transfer or other disposition of shares of Restricted Stock or otherwise related to shares of Restricted Stock.
      8. Adjustment of Shares.
      Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and the number of shares subject to outstanding Awards shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares.

      9. Effect of Change in Control.
      In the event of a Change in Control, any Awards outstanding as of the date such Change in Control is determined to have occurred and not then vested shall become fully vested and nonforfeitable as of immediately prior to the effective time of such Change of Control.
      10. No Right to Directorship.
      Neither this Plan nor any Award issued hereunder shall confer upon any Awardee any right with respect to continuation of the Awardee’s membership on the Board or shall interfere in any way with provisions in the Company’s Certificate of Incorporation and By-Laws relating to the election, appointment, terms of office, and removal of members of the Board.
      11. Legal Requirements.
      The Company shall not be obligated to offer or sell any Restricted Stock unless the Common Stock subject to this Plan is at that time effectively registered or exempt from registration under the applicable securities laws and the offer and sale of the Common Stock is otherwise in compliance with all Applicable Laws, including applicable securities laws and the regulations of any stock exchange on which the Company’s securities may then be listed. The Company shall have no obligation to register the securities covered by this Plan under the applicable securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under such laws. The Company shall have no liability in the event it cannot issue an Award or any shares under this Plan in compliance with this Section 11. Upon being issued an Award, an Awardee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Award or subsequent transfers of any interest in the shares of Common Stock subject to the Award to comply with applicable securities laws. Certificates evidencing shares of Common Stock issued under the Plan shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Award Agreements.
      12. Duration and Amendments.

(a) Duration. This Plan shall become effective upon adoption by the Board provided, however, that no Restricted Stock shall be issuable unless and until approval of the Plan by the stockholders of the Company, voting at a validly called stockholders’ meeting, is obtained within 12 months after adoption of the Plan by the Board.

(b) Amendment and Termination. The Board may amend, alter or discontinue the Plan or any restrictions relating to unvested Awards or shares subject to Awards granted under the Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Awardee under an outstanding Award without the Awardee’s consent. In addition, the Board may not amend or alter the Plan without the approval of stockholders of the Company if such approval is required by the Applicable Laws including without limitation the rules of any stock exchange or quotation system on which the Common Stock is listed or quotes.

(c) Effect of Amendment or Termination. No Awards shall be issued or granted under this Plan after the termination hereof. Termination or amendment of this Plan shall not affect any Award previously issued or granted under this Plan.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

				FOR	WITHHELD
				all nominees listed	AUTHORITY
1.	TO ELECT DIRECTORS Nominees:			below (except as marked to the contrary)	to vote for the nominees listed

01 02 03	Milton E. Cooper Dr. Joseph J. Atick Malcolm J. Gudis	04 05 06	Dr. John E. Haugo George Latimer John E. Lawler	☐	☐

Withheld for the nominees you list below : (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	To Approve the Company’s Nonemployee Directors Stock Award Plan	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending June 30, 2006.	☐	☐	☐

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

		I PLAN TO ATTEND THE MEETING		☐

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature	Date

Signature	Date

▲ FOLD AND DETACH HERE▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/idnx		1-866-540-5760		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Proxy Statement and the Company’s
Annual Report on Form 10-K via the Internet at
www.shareholder.com/identix/edgar.cfm

PROXY

For The Shares Of

IDENTIX INCORPORATED
A Delaware Corporation
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned holder of Common Stock of Identix Incorporated (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the stockholders’ meeting to be held on November 15, 2005, 8:00 A.M. local time and appoints Joseph J. Atick and Mark S. Molina, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

      For participants in an Identix Incorporated 401(k) plan, this proxy card will constitute confidential voting instructions to the plan trustee. These instructions will be followed as directed on the other side. If no choice is specified, the trustee will vote FOR Proposals 1, 2 and 3. Shares held in the plans for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast participants in the plans.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE▲

You can now access your Identix account online.

Access your Identix shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Identix, now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	Make address changes

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

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